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                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


($ in thousands, except per share amounts)           Income        Shares       Per Share
                                                   (Numerator) (Denominator)      Amount
----------------------------------------------------------------------------------------
1999
BASIC EPS:
Net Income available to common stockholders           53,717       27,081          1.98
                                                                                   ====
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                       --             683
8.75% convertible subordinated debentures                355          873
Stock options                                           (127)         240
                                                      ------     --------
DILUTED EPS
Income available to common stockholders and
assumed conversions                                   53,945       28,877          1.87
                                                      ======       ======          ====


1998
BASIC EPS:
Net Income available to common stockholders           53,570       28,480          1.88
                                                                                   ====
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                        --            534
8.75% convertible subordinated debentures                375          926
Stock options                                           (989)         472
                                                      ======       ======
DILUTED EPS
Income available to common stockholders and
assumed conversions                                   52,956       30,412          1.74
                                                      ======       ======          ====

1997
BASIC EPS:
Net Income available to common stockholders           69,608       28,909          2.41
                                                                                   ====
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                        --            404
8.75% convertible subordinated debentures                396          971
Stock options                                            263          641
                                                     -------       ------
DILUTED EPS
Income available to common stockholders and
assumed conversions                                   70,267       30,925          2.27
                                                      ======       ======          ====


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